EXHIBIT 24.3
CERTIFICATE
     I, Betsy A. Pregulman, Associate Secretary of Arizona Public Service Company, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on March 22, 2006, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:
     RESOLVED, that each of the proper officers of Arizona Public Service Company (the “Company”), acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission (the “SEC”) an appropriate registration statement or registration statements for the long-term debt proposed below, which may be part of a registration statement or registration statements filed by Pinnacle West Capital Corporation (“Pinnacle West”) with respect to the public offering of an indeterminate amount of the Company’s debt securities (the “New Securities”), and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further
     RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the SEC a registration statement on Form 10 or such other form as may be appropriate for the purpose of registering the common stock of the Company under the Securities Exchange Act of 1934, as amended, and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Exchange Act of 1934, as amended, as he or she may consider appropriate or advisable from time to time; and further
     RESOLVED, that the name of each of the proper officers of the Company may be signed to any such registration statement, amendment, supplement, exhibit, or other document pursuant to a power of attorney or other similar delegation of authority; and further
     RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to take such further actions, and to execute, file and deliver such additional documents, as he or she may consider appropriate or advisable in such connection and to carry out the resolutions heretofore adopted at this meeting.

     IN WITNESS WHEREOF, I have executed this Certificate as of the 28 day of June, 2006.

/s/ Betsy A. Pregulman
Betsy A. Pregulman
Associate Secretary